                                                                   Exhibit 11.1
                                                                   ------------

                     SLADE'S FERRY BANCORP. AND SUBSIDIARY
                           QUARTERLY DATA (UNAUDITED)

                                        Three Months Ended September 30,     Nine Months Ended September 30,
                                             2007               2006              2007               2006
                                        --------------------------------     -------------------------------
                                                        (In thousands, except per share date)

Net income                                $      832        $    1,043         $    2,497       $    2,576
                                          ==========        ==========         ==========       ==========
Average common shares outstanding          4,011,313         4,162,753          4,045,921        4,079,396
                                          ==========        ==========         ==========       ==========
Basic earnings per share                  $     0.21        $     0.25         $     0.62       $     0.62
                                          ==========        ==========         ==========       ==========

Average common shares outstanding          4,011,313         4,162,753          4,045,921        4,079,396
Net effect of dilutive stock options
 and unvested restricted shares               13,237            11,707             12,972           15,356
                                          ----------        ----------         ----------       ----------
Adjusted common shares outstanding         4,024,550         4,174,460          4,058,893        4,094,752
                                          ==========        ==========         ==========       ==========
Diluted earnings per share                $     0.21        $     0.25         $     0.62       $     0.62
                                          ==========        ==========         ==========       ==========

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